SCHEDULE A

(as of September 21, 2018)

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco 1-30 Laddered Treasury ETF	0.25	10/02/07	10/10/07	10/11/07	04/20/19
Invesco CEF Income Composite ETF	0.50	12/17/09	02/18/10	02/19/10	04/20/19
Invesco China All-Cap ETF	0.70	12/19/17	04/06/18	04/06/18	04/20/19
Invesco China Technology ETF	0.70	12/19/17	04/06/18	04/06/18	04/20/19
Invesco Chinese Yuan Dim Sum Bond ETF	0.45	09/20/11	09/22/11	09/23/11	04/20/19
Invesco DWA Developed Markets Momentum ETF	0.80	10/02/07	12/26/07	12/27/07	04/20/19
Invesco DWA Emerging Markets Momentum ETF	0.90	10/02/07	12/26/07	12/27/07	04/20/19
Invesco DWA Momentum & Low Volatility Rotation ETF	0.15	06/21/16	07/13/16	07/14/16	04/20/19
Invesco DWA SmallCap Momentum ETF	0.60	06/26/12	07/18/12	07/19/12	04/20/19
Invesco DWA Tactical Multi-Asset Income ETF	0.25	03/01/16	03/03/16	03/10/16	04/20/19
Invesco DWA Tactical Sector Rotation ETF	0.15	09/24/15	10/08/15	10/09/15	04/20/19
Invesco Emerging Markets Infrastructure ETF	0.75	10/02/07	10/14/08	10/15/08	04/20/19
Invesco Emerging Markets Sovereign Debt ETF	0.50	10/02/07	10/10/07	10/11/07	04/20/19
Invesco FTSE RAFI Asia Pacific ex-Japan ETF	0.49	04/20/07	6/25/07	06/25/07	04/20/19
Invesco FTSE RAFI Developed Markets ex-U.S. ETF	0.45	04/20/07	6/22/07	06/25/07	04/20/19
Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF	0.49	04/20/07	9/26/07	09/27/07	04/20/19

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco FTSE RAFI Emerging Markets ETF	0.49	04/20/07	9/26/07	09/27/07	04/20/19
Invesco FTSE International Low Beta Equal Weight ETF	0.45	09/24/15	11/02/15	11/05/15	04/20/19
Invesco Fundamental High Yield® Corporate Bond ETF	0.50	10/02/07	11/12/07	11/13/07	04/20/19
Invesco Fundamental Investment Grade Corporate Bond ETF	0.22	06/21/11	09/14/11	09/15/11	04/20/19
Invesco Global Agriculture ETF	0.75	06/20/08	09/15/08	09/16/08	04/20/19
Invesco Global Clean Energy ETF	0.75	04/20/07	6/12/07	06/13/07	04/20/19
Invesco Global Gold and Precious Metals ETF	0.75	06/20/08	09/15/08	09/16/08	04/20/19
Invesco LadderRite 0-5 Year Corporate Bond ETF	0.22	04/18/13	09/09/14	09/10/14	04/20/19
Invesco Global Short Term High Yield Bond ETF	0.35	04/18/13	06/19/13	06/20/13	04/20/19
Invesco Global Water ETF	0.75	04/20/07	6/12/07	06/13/07	04/20/19
Invesco California AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/20/19
Invesco National AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/20/19
Invesco New York AMT-Free Municipal Bond ETF	0.28	10/02/07	10/10/07	10/11/07	04/20/19
Invesco International BuyBack AchieversTM ETF	0.55	12/17/13	02/26/14	02/27/14	04/20/19
Invesco International Corporate Bond ETF	0.50	04/15/10	06/02/10	06/03/10	04/20/19
Invesco KBW Bank ETF	0.35	09/20/11	10/31/11	11/01/11	04/20/19
Invesco KBW High Dividend Yield Financial ETF	0.35	09/23/10	12/01/10	12/02/10	04/20/19
Invesco KBW Premium Yield Equity REIT ETF	0.35	09/23/10	12/01/10	12/02/10	04/20/19
Invesco KBW Property & Casualty Insurance ETF	0.35	09/23/10	12/01/10	12/02/10	04/20/19

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco KBW Regional Banking ETF	0.35	09/20/11	10/31/11	11/01/11	04/20/19
Invesco MSCI Emerging Markets Equal Country Weight ETF	0.70	12/19/17	04/06/18	04/06/18	04/20/19
Invesco Preferred ETF	0.50	10/02/07	1/25/08	01/28/08	04/20/19
Invesco PureBeta MSCI USA ETF	0.04	06/27/17	09/19/17	09/22/17	04/20/19
Invesco PureBeta MSCI USA Small Cap ETF	0.06	06/27/17	09/19/17	09/22/17	04/20/19
Invesco PureBeta FTSE Developed ex-North America ETF	0.07	06/27/17	09/19/17	09/22/17	04/20/19
Invesco PureBeta FTSE Emerging Markets ETF	0.14	06/27/17	09/19/17	09/22/17	04/20/19
Invesco PureBeta US Aggregate Bond ETF	0.05	06/27/17	09/26/17	09/22/17	04/20/19
Invesco PureBeta 0-5 Yr US TIPS ETF	0.07	06/27/17	09/19/17	09/22/17	04/20/19
Invesco Russell 1000 Enhanced Equal Weight ETF	0.29	06/27/17	07/10/17	07/13/17	04/20/19
Invesco Russell 1000 Equal Weight ETF	0.20	12/18/14	12/18/14	12/19/14	04/20/19
Invesco Russell 1000 Low Beta Equal Weight ETF	0.35	09/24/15	11/02/15	11/05/15	04/20/19
Invesco Shipping ETF	0.65	12/19/17	04/06/18	04/06/18	04/20/19
Invesco S&P 500 ex-Rate Sensitive Low Volatility ETF	0.25	03/12/15	04/08/15	04/09/15	04/20/19
Invesco S&P 500® High Beta ETF	0.25	12/16/10	05/02/11	05/05/11	04/20/19
Invesco S&P 500® High Dividend Low Volatility ETF	0.30	09/13/12	10/17/12	10/18/12	04/20/19
Invesco S&P 500® Low Volatility ETF	0.25	12/16/10	05/02/11	05/05/11	04/20/19
Invesco S&P 500 Minimum Variance ETF	0.10	06/27/17	07/10/17	07/13/17	04/20/19
Invesco S&P 500 Momentum ETF	0.13	06/23/15	10/01/15	10/09/15	04/20/19
Invesco S&P 500 Enhanced Value ETF	0.13	06/23/15	10/01/15	10/09/15	04/20/19

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco S&P 500 Value With Momentum ETF	0.15*	03/07/17	03/30/17	04/06/17	04/20/19
Invesco S&P Emerging Markets Momentum ETF	0.45	12/13/11	02/03/12	02/06/12	04/20/19
Invesco S&P Emerging Markets Low Volatility ETF	0.45	12/13/11	01/12/12	01/13/12	04/20/19
Invesco S&P High Income Infrastructure ETF	0.45	12/19/17	04/06/18	04/06/18	04/20/19
Invesco S&P International Developed Low Volatility ETF	0.35	12/13/11	01/12/12	01/13/12	04/20/19
Invesco S&P International Developed Momentum ETF	0.35	12/13/11	02/03/12	02/06/12	04/20/19
Invesco S&P International Developed Quality ETF	0.29	04/20/07	6/12/07	06/13/07	04/20/19
Invesco S&P MidCap Low Volatility ETF	0.25	12/16/10	2/14/13	2/15/13	04/20/19
Invesco S&P® SmallCap Consumer Discretionary ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P® SmallCap Consumer Staples ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P® SmallCap Energy ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P® SmallCap Financials ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P® SmallCap Health Care ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P SmallCap High Dividend Low Volatility ETF	0.30	09/29/16	11/28/16	12/01/16	04/20/19
Invesco S&P® SmallCap Industrials ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P® SmallCap Information Technology ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P International Developed High Dividend Low Volatility ETF	0.30	09/29/16	11/28/16	12/01/16	04/20/19
Invesco S&P SmallCap Low Volatility ETF	0.25	12/16/10	2/14/13	2/15/13	04/20/19

*	Effective September 24, 2018, the unitary fee of Invesco S&P 500 Value With Momentum ETF will be reduced from 0.30% to 0.15%.

Portfolio	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco S&P® SmallCap Materials ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco S&P SmallCap Quality ETF	0.29	03/07/17	03/30/17	04/06/17	04/20/19
Invesco S&P SmallCap Utilities & Communication Services ETF	0.29	03/23/10	04/06/10	04/07/10	04/20/19
Invesco Senior Loan ETF	0.65	01/18/11	03/02/11	03/03/11	04/20/19
Invesco Taxable Municipal Bond ETF	0.28	09/24/09	11/16/09	11/17/09	04/20/19
Invesco Treasury Collateral ETF	0.08	09/29/16	01/07/17	01/12/17	04/20/19
Invesco VRDO Tax-Free Weekly ETF	0.25	10/02/07	11/13/07	11/14/07	04/20/19
Invesco Variable Rate Preferred ETF	0.50	03/04/14	04/30/14	05/01/14	04/20/19

Attest		INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Peter Davidson	By:	/s/ Daniel E. Draper
	Name: Peter Davidson		Name: Daniel E. Draper
	Title: Assistant Secretary		Title President

Attest		INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Peter Davidson	By:	/s/ Danie. E. Draper
	Name: Peter Davidson		Name: Daniel E. Draper
	Title: Assistant Secretary		Title: Managing Director